NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. APPOINTS DAVID MOLERO CHIEF ACCOUNTING OFFICER

Houston, TX – May 24, 2023 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced that David Molero has been appointed as DXP’s new Chief Accounting Officer, effective May 22, 2023. Mr. Molero is a certified public accountant and has over 17 years of experience in accounting within a public company environment and most recently as a Chief Accounting Officer of another publicly traded company. Mr. Molero will be an integral leader on the accounting and finance team overseeing the Company’s accounting, tax, SOX, and SEC reporting functions, and will be reporting directly to Kent Yee, SVP and Chief Financial Officer.

Prior to DXP, Mr. Molero was the Chief Accounting Officer for AgileThought, Inc., a leading provider of digital transformation services including organizational transformations, training and certifications, and product management services. He spent over 16 years at PricewaterhouseCoopers working in the Audit as well as the capital markets and accounting advisory groups. He holds a Bachelor’s degree in business administration and management from Loyola University in Cordoba (Spain) and a Master’s degree in Audit from the University of Alcala in Madrid (Spain) and is a Certified Public Accountant.

Kent Yee, CFO, commented, “We are excited to welcome David to DXP. His deep, technical background in accounting as well as experience in transformation, will complement our existing leadership well. David has a proven track record of leading corporate and technical accounting. I look forward to working with him as we continue to drive transformation and advance our broader growth objectives. David is a proven leader and will be instrumental in helping us execute our goals within the accounting and finance team and the Company as a whole.”

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q, in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.